Exhibit 99.1

May 16, 2011
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Chris Ahearn
	704-758-2033	704-758-2304

LOWE’S REPORTS FIRST QUARTER SALES AND EARNINGS RESULTS

MOORESVILLE, N.C.  – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $461 million for the quarter ended April 29, 2011, a 5.7 percent decrease from the same period a year ago.  Diluted earnings per share of $0.34 were flat compared to the first quarter of 2010.

Sales for the quarter decreased 1.6 percent to $12.2 billion from $12.4 billion in the first quarter of 2010.  Comparable store sales for the first quarter decreased 3.3 percent.

“We delivered earnings per share within our guidance for the quarter, despite lower than expected sales,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “During the quarter, we faced ongoing economic pressures, unfavorable weather conditions and tough comparisons to last year’s government stimulus programs.  While we are focused on competing effectively in the current environment, we are also working diligently on our commitment to deliver better customer experiences.  We are building momentum in 2011 behind our transformation from a home improvement retailer to a home improvement company.”

During the quarter, Lowe’s opened four stores, including one relocation, and closed one store that was damaged by a tornado.  As of April 29, 2011, Lowe’s operated 1,751 stores in the United States, Canada and Mexico representing 197.3 million square feet of retail selling space, a 1.6 percent increase over last year.

A conference call to discuss first quarter 2011 operating results is scheduled for today (Monday, May 16) at 9:00 am ET.  The conference call will be available through a webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s First Quarter 2011 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until August 14, 2011.

Lowe’s Business Outlook

Second Quarter 2011 (comparisons to second quarter 2010)
•	Total sales are expected to increase approximately 4 percent
•	The company expects comparable store sales to increase approximately 2 percent
•	The company expects square footage growth of approximately 1.5 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) are expected to increase 20 to 30 basis points
•	Depreciation expense is expected to be approximately $370 million
•	Diluted earnings per share of $0.65 to $0.69 are expected
•	Lowe’s second quarter ends on July 29, 2011 with operating results to be publicly released on Monday, August 15, 2011

Fiscal Year 2011 – a 53-week Year (comparisons to fiscal year 2010 – a 52-week year)
•	Total sales are expected to increase approximately 4 percent, including the 53rd week
•	The 53rd week is expected to increase total sales by approximately 1.4 percent
•	The company expects comparable store sales to increase 0 to 1 percent
•	The company expects to open approximately 25 stores in 2011 reflecting total square footage growth of approximately 1.3 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) are expected to increase approximately 10 basis points
•	Depreciation expense is expected to be approximately $1.47 billion
•	Diluted earnings per share of $1.56 to $1.64 are expected for the fiscal year ending February 3, 2012

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements of the company's expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, share repurchases and any statement of an assumption underlying any of the foregoing, constitute "forward-looking statements" under the Act.   Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as continued high rates of unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, the availability and increasing regulation of consumer credit and of mortgage financing, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as the psychological effects of falling home prices and in the level of repairs, remodeling, and additions to existing homes, as well as a general reduction in commercial building activity; (ii) maintain critical information systems; (iii) ensure that customer facing technology systems perform efficiently and reliably; (iv) secure or develop and implement sufficiently robust new technologies to deliver business process solutions in an efficient manner; (v) attract, train, and retain highly-qualified associates who can respond to and embrace changes in our business model; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) differentiate ourselves from competitors based upon our relationships with suppliers of brand name products; (ix) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; (x) respond to disruption of the domestic or international supply chain caused by transportation disruption, vendor disagreements, vendor failures, host country instability, trade tariffs, or international terrorism; (xi) adequately protect sensitive customer, employee or vendor information; (xii) respond to the unique challenges associated with international expansion, and (xiii) prevent material product liability associated with manufacturing or packaging defects. In addition, we could experience additional impairment losses if the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values. For more information about these and other risks and uncertainties that we are exposed to, you should read the "Risk Factors" and "Critical Accounting Policies and Estimates" included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission (the “SEC”) and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release are based upon data available as of the date of this release or other specified date and speak only as of such date.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our Annual Report on Form 10-K to the SEC and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q.  We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

With fiscal year 2010 sales of $48.8 billion, Lowe's Companies, Inc. is a FORTUNE® 50 company that serves approximately 15 million customers a week at more than 1,750 home improvement stores in the United States, Canada and Mexico. Founded in 1946 and based in Mooresville, N.C., Lowe's is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended
	April 29, 2011		April 30, 2010
Current Earnings	Amount	Percent	Amount	Percent
Net sales	$12,185	100.00	$12,388	100.00

Cost of sales	7,866	64.56	8,030	64.82

Gross margin	4,319	35.44	4,358	35.18

Expenses:

Selling, general and administrative	3,120	25.60	3,093	24.98

Depreciation	371	3.05	397	3.20

Interest - net	88	0.72	82	0.66

Total expenses	3,579	29.37	3,572	28.84

Pre-tax earnings	740	6.07	786	6.34

Income tax provision	279	2.28	297	2.39

Net earnings	$461	3.79	$489	3.95

Weighted average common shares outstanding - basic	1,324		1,438

Basic earnings per common share (1)	$0.35		$0.34

Weighted average common shares outstanding - diluted	1,328		1,441

Diluted earnings per common share (1)	$0.34		$0.34

Cash dividends per share	$0.11		$0.09

Retained Earnings
Balance at beginning of period	$17,371		$18,307
Net earnings	461		489
Cash dividends	(145)		(130)
Share repurchases	(972)		(420)
Balance at end of period	$16,715		$18,246

(1) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $458 million for the three months ended April 29, 2011 and $485 million for the three months ended April 30, 2010.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		April 29, 2011	April 30, 2010	January 28, 2011
Assets

Current assets:
Cash and cash equivalents		$1,496	$2,677	$652
Short-term investments		345	675	471
Merchandise inventory - net		9,661	9,899	8,321
Deferred income taxes - net		232	202	193
Other current assets		239	242	330

Total current assets		11,973	13,695	9,967

Property, less accumulated depreciation		22,060	22,379	22,089
Long-term investments		1,209	832	1,008
Other assets		642	508	635

Total assets		$35,884	$37,414	$33,699

Liabilities and Shareholders' Equity

Current liabilities:
Current maturities of long-term debt		$38	$536	$36
Accounts payable		6,694	7,062	4,351
Accrued compensation and employee benefits		557	594	667
Deferred revenue		970	901	707
Other current liabilities		1,662	1,788	1,358

Total current liabilities		9,921	10,881	7,119

Long-term debt, excluding current maturities		6,538	5,531	6,537
Deferred income taxes - net		498	521	467
Deferred revenue - extended protection plan		650	576	631
Other liabilities		818	886	833

Total liabilities		18,425	18,395	15,587

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
April 29, 2011	1,318
April 30, 2010	1,443
January 28, 2011	1,354	659	722	677
Capital in excess of par value		-	6	11
Retained earnings		16,715	18,246	17,371
Accumulated other comprehensive income		85	45	53

Total shareholders' equity		17,459	19,019	18,112

Total liabilities and shareholders' equity		$35,884	$37,414	$33,699

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Three Months Ended
	April 29, 2011	April 30, 2010
Cash flows from operating activities:
Net earnings	$461	$489
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	397	424
Deferred income taxes	(43)	(82)
Loss on property and other assets - net	9	1
Share-based payment expense	30	26
Net changes in operating assets and liabilities:
Merchandise inventory - net	(1,329)	(1,644)
Other operating assets	106	(35)
Accounts payable	2,339	2,773
Other operating liabilities	453	784
Net cash provided by operating activities	2,423	2,736

Cash flows from investing activities:
Purchases of investments	(627)	(1,171)
Proceeds from sale/maturity of investments	554	366
Increase in other long-term assets	(30)	(1)
Property acquired	(313)	(283)
Proceeds from sale of property and other long-term assets	5	5
Net cash used in investing activities	(411)	(1,084)

Cash flows from financing activities:
Net proceeds from issuance of long-term debt	-	992
Repayment of long-term debt	(9)	(25)
Proceeds from issuance of common stock under share-based payment plans	15	20
Cash dividend payments	(149)	(131)
Repurchase of common stock	(1,031)	(465)
Excess tax benefits of share-based payments	3	-
Net cash (used in) provided by financing activities	(1,171)	391

Effect of exchange rate changes on cash	3	2

Net increase in cash and cash equivalents	844	2,045
Cash and cash equivalents, beginning of period	652	632
Cash and cash equivalents, end of period	$1,496	$2,677